THIS CURRENT REPORT ON FORM 8-K WAS ORIGINALLY FILED ON JULY 7, 2005,
BUT WAS SUBSEQUENTLY DELETED INADVERTENTLY FROM THE EDGAR
DATABASE FOR TFM, S.A. DE C.V. THIS REPORT HAS BEEN REFILED ON
NOVEMBER 22, 2005.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 5, 2005

Date of Report (Date of earliest event reported)

TFM, S.A. de C.V.

(Exact Name of Registrant as Specified in Its Charter)

Mexico	333-08322	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Av. Periférico Sur No. 4829, 4to Piso

Col. Parques del Pedregal
14010 México, D.F.
México
(Address of Principal Executive Offices)

+(5255) 5447-5836

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement
Item 5.02 Departure of directors or Principal Officers; Election of Directors, Appointment of Principal Officers
Item 9.01
Exhibit Index
EX-10.1: LABOR AGREEMENT
EX-99.1: PRESS RELEASE

Item 1.01 Entry into a Material Agreement

On July 5, 2005 — Kansas City Southern (KCS) announced that the TFM, S.A. de C.V. (TFM) board of directors has appointed Francisco Javier Rión as Chief Executive Officer of TFM. For Further information see the press release dated July 5, 2005 attached hereto as Exhibit 99.1. Mr. Rión’s labor agreement is attached as Exhibit 10.1

Item 5.02 Departure of directors or Principal Officers; Election of Directors, Appointment of Principal Officers

On July 5, 2005 — Kansas City Southern (KCS) announced that the TFM board of directors has appointed Francisco Javier Rión as Chief Executive Officer of TFM. Mr. Rión replaces Vicente Corta Fernandez, who has been serving as interim Chief Executive Officer since April 2005. Mr. Corta remains a partner in the law firm of White & Case S.C. and will continue to serve as counsel to TFM in Mexico.

TFM confirms, as required under the Securities Exchange Act of 1934, the following:

a) There is no family relationship between Mr. Rión and any director or executive officer of TFM.
b) There was no arrangement or understanding between Mr. Rión and any other person pursuant to which he was appointed as Chief Executive Officer of TFM.
c) There are no transactions between Mr. Rión and TFM that would require disclosure under Item 404 (a) of Regulation S-K.

Item 9.01

(c) Exhibits

Exhibits No. Document

(10) Material Contracts

10.1 Labor Agreement dated June 23, 2005 between TFM and Mr. Rión

(99) Additional Exhibits

99.1 Press Release dated July 5, 2005

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFM, S.A. de C.V.

Date: July 7, 2005	By:	/s/ Paul J. Weyandt

Name: Paul J. Weyandt
Title: Interim Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Labor Agreement dated June 23, 2005 between TFM and Mr. Rión

99.1	Press release dated July 5, 2005.